                                                                    EXHIBIT 10.3




                       SUPPLEMENTAL RETIREMENT INCOME PLAN



                      Originally Adopted - August 21, 1978

                           Last Amended - June 4, 1996



                      E. I. du Pont de Nemours and Company

                                                                    EXHIBIT 10.3


                       SUPPLEMENTAL RETIREMENT INCOME PLAN



  I.  PURPOSE

          The purpose of this Plan is to supplement an employee's pension payable under the Company's Pension and Retirement Plan to provide Monthly Retirement Income which represents an appropriate percentage of Average total Monthly Pay. Supplemental retirement income generally will be provided under the Plan to those eligible employees for whom awards under the Variable Compensation Plan, the Incentive Compensation Plan or the former Dividend Unit Plan of the Company are a significant part of Average Total Monthly Pay.

 II.  ELIGIBILITY

          An employee whose effective date of retirement is after August 1, 1977 will participate in this Plan.

      1. To the extent of the benefits provided herein if he is eligible for an unreduced monthly pension payable under Section IV (the Normal, Incapability, Early or Optional Retirement provisions) of the Company's Pension and Retirement Plan; or

      2. To the extent deemed appropriate by the Compensation and Benefits Committee or its delegate if he is eligible for a reduced monthly pension payable under Section IV (the Early or Optional Retirement provisions) of the Company's Pension and Retirement Plan.

III.  AMOUNT OF SUPPLEMENTAL RETIREMENT INCOME

      A. The amount of monthly supplemental retirement income payable to an employee will be the excess, if any, of (1) the employee's Monthly Retirement Income, as determined under paragraph B of this Section, over (2) the employee's monthly pension under the Company's Pension and Retirement Plan, as determined under paragraph C of this Section.

      B. The amount of an employee's Monthly Retirement Income will be Average Total Monthly Pay multiplied by the applicable percentage factor from the following table, minus 50% of Primary Social Security Benefit.
















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
                                                                    EXHIBIT 10.3



   Average                                Years of Service
    Total           ------------------------------------------------------------
 Monthly Pay                                                               40 &
(in thousands)        15         20         25         30         35       Over
--------------      -----      -----      -----      -----      -----      -----

$15 & Under         20.8%      27.6%      34.4%      41.2%      48.0%      54.8%

     20             19.5       26.3       33.1       39.9       46.7       53.5

     30             19.2       25.9       32.5       39.1       45.7       52.3

     40             19.1       25.5       32.0       38.5       44.9       51.4

     50             19.0       25.4       31.8       38.3       44.7       51.2

  80 & Over         18.9       25.2       31.6       37.9       44.3       50.7

          For intermediate Average Total Monthly Pay and Service combinations, the percentage factor will be interpolated from the above.

================================================================================

          The amount determined above may not be greater than 50% of Average Total Monthly Pay.

      C. The amount of an employee's monthly pension taken into account under paragraph A of this Section will be the benefit, exclusive of any supplement for Incapability Retirement, determined without regard to the limitations imposed under paragraphs A(2)(b)(iii) and A(2)(b)(v) and D of Section IX of the Company's Pension and Retirement Plan and prior to any adjustment on account of (1) Early or Optional Retirement, (2) the Income-Leveling option, (3) any spouse or survivor benefit provision, or (4) benefits to which an employee is entitled from any other private organization or from, or under the law of, any foreign government.

      D. If an employee's monthly pension under the Company's Pension and Retirement Plan is reduced in accordance with the Early or Optional Retirement provisions of that Plan, the same percentage reduction factor used in that Plan will be applied to the monthly supplemental retirement income determined under paragraph A of this Section.













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
                                                                    EXHIBIT 10.3


      E. If the limitation set forth in Section IX.A(2)(b)(iii) of the Company's Pension and Retirement Plan relating to any deferred Variable Compensation Award has been applied, effective January 1, 1996, the amount of monthly supplemental retirement income payable to an employee under this Plan will include the amount of pension benefit attributable to the deferred Variable Compensation Award.

 IV.  PAYMENTS OF BENEFITS

      A. Subject to paragraphs B and C below, an eligible employee will be entitled to monthly supplemental retirement income payments for the period beginning on the day after he retires under the Company's Pension and Retirement Plan and ending on the last day of the month in which he dies.

      B. If the monthly supplemental retirement income is or becomes less than or equal to the minimum monthly payment amount fixed by the Board of Benefits and Pensions, the actuarial equivalent of all such remaining monthly payments shall be paid in a lump sum.

      C. An eligible employee may irrevocably elect under rules prescribed by the Board of Benefits and Pensions to receive the actuarial equivalent of all or part of the monthly supplemental retirement income in a lump sum.

      D. Except as otherwise provided, benefits under this Plan are determined based on the Plan in effect at the time of retirement.

  V.  DEFINITIONS AND GENERAL CONDITIONS

      A.  Definitions

          1. All terms used in this Plan which are defined in the Company's Pension and Retirement Plan will have the same meaning for purposes of this Plan except as expressly provided herein.

          2.  (a) The term "Average Total Monthly Pay" means the higher of

                    (i) total pay for the thirty-six consecutive calendar months for which the employee's pay is the highest, divided by 36; or

                                                                    EXHIBIT 10.3


                  (ii) average pay per month based on total pay over a number of calendar years, and a fraction of total pay for a calendar year if necessary, sufficient to obtain an aggregate amount of service equivalent to three full years. Such calendar years shall be selected beginning with the calendar year in which average pay per month was the highest and taking in turn calendar years of successively lower average pay per month. A fraction of total pay for a calendar year shall be calculated by multiplying average pay per month for that year by the number of months needed to yield an aggregate amount of service equivalent to three full years. Only pay for the 120 calendar months up to and including the calendar month in which the employee retires under the Company's Pension and Retirement Plan will be taken into account in computing Average Total Monthly Pay.

              (b) The term "pay" includes variable pay and awards under the
                  Variable Compensation Plan, the Incentive Compensation Plan and former Dividend Unit Plan of the company or similar plans of any of its affiliated companies, which are not forfeited, but does not include (i) allowances in connection with transfer of employment or termination of employment and other special payments, or (ii) awards, pay under a gain sharing program or payments under the Special Compensation Plan or Stock Option Plan of the Company or similar plans of the Company or any of its affiliated companies.

              (c) The value of an award under the Company's Variable
                  Compensation Plan, the Incentive Compensation Plan or former Dividend Unit Plan for any calendar year will be prorated over the length of an employee's service for that year which is used in computing his benefit under this Plan to the extent the award is attributable to such service. The value of an award under the Variable Compensation Plan, or the Incentive Compensation Plan will be the total award value approved by the Compensation and Benefits Committee. The value of an award under the former Dividend Unit Plan will be the value used by the Compensation and Benefits Committee in determining the number of dividend units awarded to an employee.

                                                                    EXHIBIT 10.3


              (d) Where a retired employee is granted an award under the
                  Variable Compensation Plan, the Incentive Compensation Plan or the former Dividend Unit Plan for the calendar year in which his retirement is effective, his Average Total Monthly Pay will be recomputed and, if applicable, his monthly supplemental retirement income will be increased beginning the month following that in which such award is granted.

          3. The term "Service" means the length, in years and fractions of a year, of an employee's period of "continuous service" as determined under the Company's Continuity of Service Rules for computing the amount of a pension and, to the extent prescribed in such Rules, recognition will be given for service which the employee has rendered to an affiliated company or to a company whose assets have been acquired in whole or in part, by the Company.

          4. The term "Company" means E. I. du Pont de Nemours and Company, any wholly owned subsidiary or part thereof and any partnership or joint venture in which E. I. du Pont de Nemours and Company is joined which adopts this Plan with the approval of the Company, or such person or persons as the Company may designate.

      B.  Payments Rounded to Next Higher Full Dollar

          Each monthly payment which is computed in accordance with this Plan will, if not in whole dollars, be increased to the next higher whole dollar. Such rounding shall be made after applying any applicable reduction factors.

      C.  Nonassignment

          No assignment of the rights and interests under this Plan will be permitted or recognized under any circumstances, nor shall such rights and interests be subject to attachment or other legal processes for debt.

      D.  Forfeiture of Benefits

          If an employee forfeits all or part of an award under the Company's variable Compensation Plan, the Incentive Compensation Plan or former Dividend Unit Plan, all rights and interests of the employee under this Plan will be forfeited.

      E.  Administration

          1. The administration of this Plan is vested in the Board of Benefits and Pensions appointed by the Company, except that the Compensation and Benefits Committee shall determine the discount rate to be used in

                                                                    EXHIBIT 10.3


          calculating the lump sum payment described in Section IV. The Board shall have the discretionary right to determine eligibility for benefits hereunder and to construe the terms and conditions of this Plan. The Board may adopt, subject to the approval of the Compensation and Benefits Committee, or its delegate, such rules as it may deem necessary for the proper administration of the Plan, and its decision in all matters involving the interpretation and application of the Plan shall be final, conclusive and binding.

          2. All expenses and costs in connection with the operation of this Plan shall be borne by the Company out of its general assets.

      F.  Amendment

          The Company reserves the right to change this Plan in its discretion by action of the Compensation and Benefits Committee or its delegate, or to discontinue this Plan in its discretion by action of the Board of Directors.